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                                                                     EXHIBIT 11
               SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS

                      COMPUTATION OF PER SHARE EARNINGS
             (Unaudited, in thousands, except per-share amounts)

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                                                         THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                         ------------------                       ----------------
                                                    JULY 31, 1995       JULY 31, 1994       JULY 31, 1995       JULY 31, 1994
                                                    -------------       -------------       -------------       -------------
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PRIMARY:

  Net Income                                           $14,025             $12,237             $26,817             $21,886
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                    165                 194                 510                 388

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                      145                  22                 145                  53
                                                       -------             -------             -------             -------

  Adjusted net income                                  $14,335             $12,453             $27,472             $22,327
                                                       =======             =======             =======             =======

  Weighted average shares outstanding                   48,064              46,691              47,679              46,453
  Dilutive stock options, based on the modified
       treasury stock method, using average
       fair value                                        3,337               2,811               3,564               2,882
                                                       -------             -------             -------             -------

  Total average shares outstanding                      51,401              49,502              51,243              49,335
                                                       =======             =======             =======             =======

  Per Share Amount                                        $.28                $.25                $.54                $.45
                                                       =======             =======             =======             =======

FULLY DILUTED:

  Net Income                                           $14,025             $12,237             $26,817             $21,886
  Reduction of interest expense, net of
       income tax expense on assumed retirement
       of short-term and long-term debt                    201                 194                 510                 388

  Interest earned, net of income tax expense
       on assumed investment of U.S. government
       securities or commercial paper                       58                  21                  58                  46
                                                       -------             -------             -------             -------

  Adjusted net income                                  $14,284             $12,452             $27,385             $22,320
                                                       =======             =======             =======             =======

  Weighted average shares outstanding                   48,064              46,691              47,679              46,453
  Dilutive stock options, based on the modified
       treasury stock method, using quarter-end or
       excercise date established price if higher
       than average fair value                           3,337               2,811               3,564               2,882
                                                       -------             -------             -------             -------
  Total average shares outstanding                      51,401              49,502              51,243              49,335
                                                       =======             =======             =======             =======

  Per Share Amount                                        $.28                $.25                $.53                $.45
                                                       =======             =======             =======             =======

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